UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               FORM 8-K/A (NO. 1)

             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) March 19, 2007


                     ENVIRONMENTAL SOLUTIONS WORLDWIDE, INC
              (EXACT NAME OF COMPANY AS SPECIFIED IN ITS CHARTER)


FLORIDA                                  000-30932                 13-4172059
-------                                  ---------                 ----------
(STATE OR OTHER JURISDICTION)      (COMMISSION FILE NUMBER)     (I.R.S. EMPLOYER
OF INCORPORATION)                                                IDENTIFICATION)


              335 CONNIE CRESCENT, CONCORD, ONTARIO, CANADA L4K 5R2

               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (905) 695-4142
                                                           --------------



                                       N/A

          (Former name or former address, if changed since last report)

|_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))





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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective November 2, 2007, the Company's wholly owned subsidiary ESW Canada, Inc. ("ESW Canada"), entered into an amendment to the secured commercial loan agreement (the "Agreement") with Royal Bank of Canada ("RBC") originally entered into March 19, 2007. The amendment to the Agreement extends the term of the Agreement from November 30, 2007 thought June 30, 2008. In addition to extending the term of the Agreement, certain financial covenants have also been amended. The Agreement provides for a revolving facility available by way of a series of term loans of up to $2,500,000 to finance future production orders (the "Credit Facility"). The Credit Facility is guaranteed by the Company and its subsidiary ESW Canada through the pledge of their assets to secure RBC. The Credit Facility bears interest at a base rate of one and a half percentage (1 1/2%) points above the Canadian prime rate. At the time ESW Canada entered into the extension and amendment to the Credit Facility, there was no outstanding obligations due to RBC under the Credit Facility.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

See Item 1.01 above.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits


10.1 Letter Agreement dated October 11, 2007 and effective November 2, 2007 by and between the Company's wholly owned subsidiary ESW Canada, Inc and Royal Bank of Canada amending the terms of the Credit Facility Agreement dated as of March 2, 2007.


                                            SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ENVIRONMENTAL SOLUTIONS WORLDWIDE INC.

Date: November 8, 2007
                                       By: /S/  JOEY SCHWARTZ
                                           -------------------------------------
                                                Chief Financial Officer